Exhibit 3.30

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE May 18 2016 REFERENCE ID: 1605181624054

/s/ Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
Limited Liability Company – Domestic
Filing Fee - $110.00

TYPE OR PRINT CLEARLY IN BLACK INK

The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to S.C. Code of Laws §33-44-202 and §33-44-203.

1.	The name of the limited liability company (Company ending must be included in name*)

RlVERCHASE ESTATES PARTNERS, LLC
*NOTE: The name of the limited liability company must contain one of the following endings: “limited liability company” or “limited company” or the abbreviation “L.L.C.”, “LLC”, L.C.” “LC”, or “Ltd. Co.”

2.	The address of the initial designated office of the limited liability company in South Carolina is

226 East Main Street, Suite 200
Street Address

Rock Hill	29730
City	Zip Code

3.	The initial agent for service of process is

Capitol Corporate Services, Inc.	/s/ Gayle Windle	Gayle Windle, Asst. Sec. on behalf of Capitol
Name	signature of Agent	Corporate Services, lnc.

and the street address in South Carolina for this initial agent for service of process is

2 Office Park Ct Ste 103
Street Address

Columbia	29223
City	Zip Code

4.	List the name and address of each organizer, Only one organizer is required, but you may have more than one.

(a)	R. Brent Thompkins, Esquire
Name

226 East Main Street, Suite 200
Street Address

Rock Hill	SC	29730
City	State	Zip Code

(b)
Name

Street Address

City	State	Zip Code

Form Revised by South Carolina Secretary of State, July 2012

CERTIFIED TO BE A TRUE AND CORRECT COPY AS TAKEN FROM AND COMPARED WITH THE ORIGINAL ON FILE IN THIS OFFICE May 18 2016 REFERENCE ID: 1605181624054

/s/ Mark Hammond
SECRETARY OF STATE OF SOUTH CAROLINA

Name of Limited Liability Company RIVERCHASE ESTATES PARTNERS, LLC

5.	☒Check this box only if the company is to be a term company. If the company is a term company, provide the term specified.December 31, 2063

6.
☐Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, include the name and address of each initial manager.

(a)
Name

Street Address

City	State	Zip Code

(b)
Name

Street Address

City	State	Zip Code

7.
☐Check this box only if one or more of the members of the company are to be liable for its debts and obligations under §33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members. This provision is optional and does not have to be completed.

8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time.

9.
Any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement may be included on a separate attachment. Please make reference to this section if you include a separate attachment.

10.	Each organizer listed under number 4 must sign.

/s/ R. Brent Thompkins	9/19/13
Signature of Organizer	Date

Signature of Organizer	Date

Form Revised by South Carolina Secretary of State, July 2012